EXHIBIT 10.32

                             MODIFICATION AGREEMENT

      AGREEMENT dated as of January 6, 1999 by and among FALCON FINANCIAL LLC ("Falcon"), MULLER CHEVROLET, OLDSMOBILE, ISUZU, INC. ("Muller Chevrolet"), MULLER AUTOMOTIVE GROUP, INC. ("Muller Automotive") and HOMETOWN AUTO RETAILERS, INC. ("Hometown").

      WHEREAS, on February 19, 1998 Falcon loaned Rellum Realty Co. ("Rellum") Six Million ($6,000,000) Dollars which loan was guaranteed by Muller Chevrolet and Muller Automotive (collectively, the "Guarantors"), tenants of Rellum and such Guarantees were collateralized by security agreements and leasehold mortgages entered into by the Guarantors; and

      WHEREAS, on July 31, 1998 Hometown closed an initial public offering of its Common Stock and in connection therewith acquired all the outstanding stock of the Guarantors; and

      WHEREAS, in connection with the acquisition of the outstanding stock of Guarantors and for other good and valuable consideration, Hometown and Falcon agreed to modify the existing agreement between the Guarantors and Falcon.

      NOW, THEREFORE, in order to give effect to and memorialize such understandings, the parties have agreed as follows:

      1. The various agreements dated on or about February 19, 1998 entered into by and between the Guarantors and Falcon and listed on Exhibit A attached hereto, are ratified as of July 31, 1998 and as ratified shall be referred to as the New Loan Documents with the following modification:

            Effective July 31, 1998 the guarantees by the Guarantors shall not without the consent of the Guarantors cover any increase or enlargement of the debt obligations being guaranteed as they exist on the date hereof.

      2. Notwithstanding the terms and conditions contained in the New Loan Documents, Falcon consents to Muller Chevrolet and Muller Automotive entering into the Credit Agreement, dated as of January 6, 1999, among Muller Chevrolet, Muller Automotive, Hometown, Westwood Lincoln Mercury Sales, Inc., Shaker's Inc., Family Ford, Inc., Hometown Auto Framingham, Inc. and Hometown Brattleboro, Inc.; the other Credit Parties signatory thereto; General Electric Capital Corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory thereto (the "Credit Agreement") and further consents to Muller Chevrolet's and Muller Automotive's entry into the other Loan Documents (as defined in the Credit Agreement) and to the performance of their respective obligations under the Credit Agreement and the other Loan Documents. Falcon further agrees to waive any default under the New Loan Documents, which default is caused by or arises out of the entering into the Credit Agreement and the other Loan Documents by Hometown, Muller Chevrolet and Muller Automotive.

      3. Hometown by its Guarantee as of July 31, 1998, a copy of which is annexed hereto, has guaranteed to Falcon the obligations of Rellum to Falcon.

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      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                            FALCON FINANCIAL LLC

                                            By: ________________________________


                                            MULLER CHEVROLET, OLDSMOBILE,
                                            ISUZU, INC.

                                            By: ________________________________


                                            MULLER AUTOMOTIVE GROUP INC.

                                            By: ________________________________


                                            HOMETOWN AUTO RETAILERS, INC.

                                            By: ________________________________


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

                                    EXHIBIT A

(1)   Security Agreement Between Rellum and Falcon

(2)   Affiliate Guarantee by Muller Chevrolet

(3)   Affiliate Guarantee by Muller Automotive

(4)   Security Agreement between Muller Automotive and Falcon

(5)   Security Agreement between Muller Chevrolet and Falcon

(6)   Leasehold Mortgage by Muller Chevrolet

(7)   Leasehold Mortgage by Muller Automotive